                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement                        [ ]  Confidential, for Use of the Commission
                                                                 Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              WITNESS SYSTEMS, INC.
                              ---------------------
                (Name of Registrant as specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

          --------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

           --------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------

     (3)  Filing Party:

          --------------------------------------------------------------

     (4)  Date Filed:

          --------------------------------------------------------------

                           [WITNESS SYSTEMS, INC LOGO]
                           300 Colonial Center Parkway
                             Roswell, Georgia 30076
                                 (770) 754-1900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2001

     The Annual Meeting of Stockholders of Witness Systems, Inc. will be held on Monday, May 29, 2001, local time, at the offices of the Company for the following purposes:

         1.       To elect one (1) director to our board of directors;

         2. To approve the amendment and restatement of our Certificate of Incorporation;

         3. To approve an amendment to our Amended and Restated Stock Incentive Plan;

         4. To ratify the selection of KPMG LLP, as our independent public accountants for our current fiscal year; and

         5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     These matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 9, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.


                                         By Order of the Board of Directors,



                                         David B. Gould
                                         Chairman, President and CEO

April 20, 2001
Atlanta, Georgia

                                    IMPORTANT

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              WITNESS SYSTEMS, INC.
                           300 Colonial Center Parkway
                             Roswell, Georgia 30076
                                 (770) 754-1900

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it in the enclosed envelope. This proxy statement has information about the annual meeting and is being furnished on behalf of our board of directors. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about April 23, 2001, to all stockholders entitled to vote at the Annual Meeting.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

     Stockholders of record on April 9, 2001, the record date, are entitled to vote at the annual meeting. On that date, a total of 22,158,954 shares of common stock were outstanding and eligible to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it in the enclosed envelope. If you sign and return your proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR the other proposals to be considered at the annual meeting.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return or submit voting instructions for all proxy cards to ensure that all your shares are voted.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote by giving our secretary written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card with a later date, or by voting in person at the meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in a street name?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions on voting your shares.

How are votes counted?

     A quorum will be present, and we will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote sign and return their proxy cards or attend the meeting. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. Abstentions, or proxies which are properly signed and returned but which abstain on all or any matters to be voted on at the meeting will also be counted as present for purposes of determining whether a quorum exists.

How many votes are required to elect a director?

     Directors are elected by a plurality. This means that a director is elected if more votes are cast in favor of the nominee than are cast against the nominee. As a result, if you withhold your vote as to a nominee, it will have no effect on the result of the election of that nominee. Broker non-votes will have no effect on the election of directors.

How many votes are required to approve the other proposals?

     All other proposals will be approved upon the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions as to these proposals will have the same effect as a vote against the proposal.

Who pays for this proxy statement?

     We bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of theses employees will receive extra compensation for doing this.

When is the deadline for receipt of stockholder proposals for the 2002 annual meeting?

     Proposals of our stockholders that are intended to be presented by such stockholders at our 2002 annual meeting must be received no later than February 19, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of our common stock which, as of March 1, 2001, are deemed under the rules of the Securities and Exchange Commission to be "beneficially owned" by each member of the board of directors, by each nominee for election to the board of directors, by each executive officer, by nominees and executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known by us as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of our common stock.

                                                                         NUMBER OF SHARES              PERCENT
                                                                        BENEFICIALLY OWNED        BENEFICIALLY OWNED
                                                                        ------------------        ------------------
DIRECTORS AND OFFICERS(1)

David B. Gould(2) .................................................          1,272,639                   5.75%
Jon W. Ezrine(3) ..................................................            152,413                      *
Jeffrey S. Ford(4) ................................................            146,272                      *
Alain Livernoche(5) ...............................................            174,375                      *
Nancy Y. Treaster(6) ..............................................            177,655                      *
Loren Wimpfheimer(7) ..............................................              8,274                      *
John M. Abraham(8) ................................................             72,982                      *
Thomas J. Crotty(9) ...............................................          6,990,294                  31.56%
Joel G. Katz(10) ..................................................             12,150                      *
Peter Sinisgalli ..................................................              1,000                      *

All directors and executive officers as a group
(10 persons)(11) ..................................................          9,008,054                   40.7%

OTHER 5% STOCKHOLDERS

James W. Judson(12)
c/o Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, Georgia  30076 ...........................................          1,566,577                   7.07%

Battery Investment Partners IV, LLC(13)
20 William Street
Wellesley, Massachusetts ..........................................          6,962,654                  31.43%

J.P. Morgan Chase & Co.(14)
270 Park Avenue
New York, New York  10017 .........................................          1,561,000                   7.05%

  * Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1) Information with respect to "beneficial ownership" shown in the table above is based on information supplied by the directors and executive officer and filings made with the Commission or furnished to us by other stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 22,150,314 shares of common stock outstanding as of April 1, 2001 and includes shares of common stock subject to options that may be exercised within sixty (60) days of April 1, 2001. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.

(2) Includes 193,647 shares issuable to Mr. Gould upon the exercise of options exercisable within 60 days; 35,000 shares held by Mr. Gould's wife; 5,260 shares held by trusts for the benefit of Mr. Gould's two children; and 49,745 shares held by Mr. Gould's Grantor Retained Annuity Trust (GRAT). Mr. Gould disclaims beneficial ownership of the shares held by his wife, the shares in the trust held for the benefit of his two children and the shares held in the GRAT.

(3) Includes 50,793 shares subject to options which are exercisable within 60 days of April 1, 2001.

(4) Includes 84,572 shares subject to options which are exercisable within 60 days of April 1, 2001.

(5) Includes 79,175 shares subject to options which are exercisable within 60 days of April 1, 2001.

(6) Includes 67,034 shares subject to options which are exercisable within 60 days of April 1, 2001.

(7) Includes 6,274 shares subject to options which are exercisable within 60 days of April 1, 2001.

(8) Includes 2,858 shares subject to options which are exercisable within 60 days of April 1, 2001; 1,000 shares held by Mr. Abraham's wife; and 3,000 held by trusts for the benefit of Mr. Abraham's children. Mr. Abraham disclaims beneficial ownership of the shares held by his wife and the shares held in trust for the benefit of his children.

(9) Includes 6,962,654 shares held by Battery Ventures IV, L.P. and Battery Investment Partners IV, LLC. Mr. Crotty is a General Member of Battery Investment Partners IV, LLC, the managing partner of Battery Ventures IV, L.P. and therefore may be considered to share beneficial ownership of the shares held by Battery Ventures IV, L.P. and by Battery Investment Partners IV, LLC. Mr. Crotty disclaims beneficial ownership of these shares.

(10) Includes 12,150 shares subject to options which are exercisable within 60 days of April 1, 2001.

(11) Includes 496,503 shares subject to options which are exercisable within 60 days of April 1, 2001, and 7,056,659 shares of which the respective directors and officers disclaim beneficial ownership.

(12) Includes 227,104 shares held by Mr. Judson's wife and 786,163 shares held by The Judson 1998 Trust. Mr. Judson disclaims beneficial ownership of these shares.

(13) Consists of 6,858,214 shares held by Battery Ventures IV, L.P. ("Battery Ventures") as of December 31, 2000. Battery Investment Partners IV, LLC ("Battery Investment Partners"), which invests alongside Battery Ventures in all investments made by Battery Ventures, held 104,440 shares as of December 31, 2000. Battery Ventures and Battery Investment Partners may each be deemed to own beneficially the shares held by the other. Battery Partners ("Battery Partners"), the sole general partner of Battery Ventures, may be deemed to own beneficially the shares beneficially owned by Battery Ventures. Messrs. Frisbie, Oliver D. Curme, Thomas J. Crotty, Kenneth P. Lawler and Todd A. Dagres are the sole member managers of Battery Investment Partners and Battery Partners, and each therefore may be deemed to own beneficially the shares beneficially owned by Battery Investment Partners and Battery Ventures, respectively, as of December 31, 2000. Messrs. Frisbie, Curme, Crotty, Lawler and Dagres disclaim beneficial ownership of the shares held by Battery Investment Partners except to the extent of their respective proportionate pecuniary interest therein.

(14) As reported on Schedule 13G filed on December 31, 2000, J.P. Morgan Chase & Co. has the sole power to vote or to direct the vote for 1,362,975 shares and the sole power to dispose or direct the disposition of 1,561,000 shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our board of directors is divided into three classes, each of whose members serve for staggered three-year terms. The number of directors is determined from time to time by the board of directors and is currently fixed at five (5) members. The board is currently comprised of one Class I director, David B. Gould, two Class II directors, Peter Sinisgalli and John Abraham, and two Class III directors, Thomas J. Crotty and Joel Katz. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. At this year's annual meeting, Peter Sinisgalli, who was elected to the board of directors in July 2000, will stand for election as a Class II director. John Abraham, a Class II director, will not stand for election to another term. This vacancy on the board of directors will remain open and will not be filled at this annual meeting. In January 2001, James W. Judson, Jr., a Class II director, resigned. The Company wishes to thank Messrs. Abraham and Judson for their dedicated service.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of a substitute nominee the board of directors may select. The person nominated for election has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NAMED NOMINEE.

     Nominee to Serve as Class II Director

     Peter Sinisgalli, age 45, has served as a director since July 2000. He has served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services, since November, 1996. From 1994 until 1996, he served as Executive Vice President and Chief Financial Officer of Dun & Bradstreet Software, now GEAC.

     Incumbent Class I Director (Term Expires in 2003)

     David B. Gould, age 42, has served as our President and Chief Executive Officer since February 1999 and as Chairman of the Board since November 1999. From March 1996 to November 1998, Mr. Gould was Chief Executive Officer and Chairman of the Board of InStream Corporation, a healthcare electronic commerce company. In 1998, InStream filed for liquidation under bankruptcy law.

     Incumbent Class III Directors (Terms Expire in 2002)

     Thomas J. Crotty, age 42, has served as a director since April 1997. Mr. Crotty has served as General Partner of Battery Ventures, a venture capital firm, since 1989.

     Joel Katz, age 37, has served as a director since July 1999. Mr. Katz has been Chief Financial Officer for Vignette Corporation, a global provider of e-business software products and services, since April 1999. Prior to Vignette Corporation, Mr. Katz served as Chief Financial Officer of Harbinger Corporation, now Peregrine Systems, an infrastructure management company, from 1990 to 1999.

                                   PROPOSAL 2

                                AMENDMENT TO THE
            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The board of directors has approved, and is recommending to the stockholders for approval at the annual meeting, a proposal to amend and restate our Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). The amendment and restatement is intended to streamline the Certificate of Incorporation by removing certain provisions which no longer have any force and effect following our initial public offering in February of 2000. The amendments do not constitute substantive revisions to the terms of the Certificate of Incorporation.

     The Certificate of Incorporation currently includes provisions which were automatically superseded and amended by alternative provisions upon the completion of the initial public offering. The first proposed amendment would remove the superseded provision and retain the currently effective provision governing the number and election of directors. Similarly, the second proposed amendment would remove the superseded provision and retain the currently effective provision governing meetings of stockholders.

     The third proposed amendment would remove the designations of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock. All outstanding shares of Convertible Preferred Stock automatically converted into shares of our common stock at the initial public offering. The terms of the Certificate of Incorporation provide that upon such conversion, the designations of the Convertible Preferred Stock automatically terminate and no additional shares of Convertible Preferred Stock may be issued. The proposed amendment would remove the designations of the Convertible Preferred Stock as well as the authorized shares of Convertible Preferred Stock from the Certificate of Incorporation, resulting in a reduction in the number of authorized shares of preferred stock from 16,731,954 shares to 10,000,000 shares and a corresponding reduction in the total number of authorized shares of capital stock from 66,731,954 shares to 60,000,000 shares.

     The full text of the proposed Fifth Amended and Restated Certificate of Incorporation is set forth in Annex A to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                                AMENDMENT TO THE
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The board of directors has approved, and is recommending to the stockholders for approval at the annual meeting, a proposal to amend our Amended and Restated Stock Incentive Plan ("Stock Incentive Plan") to increase the number of open item shares of common stock reserved and available for issuance under the plan by 2,000,000 shares. As of March 1, 2001, there were approximately 1,095,000 shares available for issuance under the plan. The text of the proposed amendment to the plan is set forth in Annex B to this proxy statement. The plan is described below and is qualified in its entirety by reference to the text of the plan, which has been filed with our other reports.

     The amendment to increase the number of shares available for issuance under the plan is proposed in order to give the board of directors greater flexibility to grant stock options to employees and key persons. We believe that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to our success. We also believe that the ability to grant stock options is of great value in recruiting and retaining highly qualified personnel, aligning employees' interests with those of our shareholders, and allowing existing employees to participate in our success. The board of directors believes that the ability to grant additional stock option will be important to our future success.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.


AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The Stock Incentive Plan is intended to promote our interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. We have reserved 6,274,800 shares of common stock for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of four types of awards: incentive stock options that qualify for tax benefits; non-qualified stock options; restricted stock awards; and stock appreciation rights.

     Our plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting of the awards. The term of a stock option granted under the plan generally may not exceed 10 years. No awards may be granted under the plan after 10th anniversary of the effective date of the plan

     The exercise price for incentive stock options must be at least equal to the fair market value of our common stock on the date of grant (or 110% of the fair market value if the grant is made to a 10% stockholder). Options may be exercised by payment for the shares purchased in cash, or, to the extent approved by the Compensation Committee, by the delivery of previously-owned shares, through a broker-facilitated cashless exercise, or a promissory note.

     Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under the plan, the Compensation Committee may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. Any award which is not assumed or substituted or which is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

The Stock Incentive Plan may be amended or terminated by the Compensation Committee. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of the plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the persons eligible for grants under the plan, must be approved by the shareholders.

     Beginning on January 1, 2001, and on the first day of each following fiscal year, the plan authorizes the board of directors to automatically adjust the number of shares of common stock available for issuance under the plan so that the total number of shares reserved will equal the sum of:

     -    the aggregate number of shares previously issued under the plan;

     - the aggregate number of shares subject to outstanding options granted under the plan; and

     - 5% of the number of shares outstanding on the last day of the preceding fiscal year.

The maximum annual increase in the number of shares, however, shall not exceed 1,800,000 in any calendar year. In addition, the board of directors, at its discretion, may also issue a lower number of shares under this plan.

     As of December 31, 2000, there were options outstanding to purchase 3,798,390 shares of our common stock at a weighted average exercise price of $6.43 per share, 1,069,547 shares of our common stock had been issued upon exercise of options granted under this plan and 1,195,915 shares of restricted common stock had been issued. In addition, there were 210,855 shares of common stock that could be issued under the Stock Incentive Plan.

     The table below indicates, as of December 31, 2000, the aggregate number of options granted under the Stock Incentive Plan since its inception to the persons and groups indicated:


OPTIONEE                                                          OPTIONS                  RESTRICTED STOCK
--------                                                         ---------                 ----------------
David B. Gould(1)...........................................       862,226                       879,763
Alain Livernoche............................................       276,414
Jon W. Ezrine...............................................       202,000
Jeffrey S. Ford.............................................       202,000
Nancy Y. Treaster...........................................       202,000
All current executive officers as a group (6 persons)            1,916,640                       879,763
All current directors who are not executive officers
   as a group (3 persons)...................................        98,460
Peter S. Sinisgalli (2).....................................        27,000
All employees other than executive officers as a group           4,329,452

     (1) On March 20, 2001, Mr. Gould was granted an option to purchase 400,000 shares of common stock.

     (2) On March 20, 2001, Mr. Sinisgalli was granted an option to purchase 27,000 of common stock.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, and the Company is not entitled to any deduction with respect such exercise. However, the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares after the later of two years after grant of the option or one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss to the optionee. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the lower of (i) the excess of the fair market value of the shares at the date of the option exercise over the exercise price or (ii) the excess of the sales price of the shares over the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Non-qualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise, is treated as long-term or short-term capital gain or loss to the optionee, depending on the holding period.

     Restricted Stock. Restricted stock will generally be taxed in the same manner as non-qualified stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a right of repurchase. The purchaser may accelerate to the date of purchaser his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase), an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

                                   PROPOSAL 4

              RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2001, subject to approval of the stockholders. A representative of KPMG will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and is expected to respond to appropriate questions which the stockholders might have. Although stockholder approval of the board of directors' selection of KPMG LLP is not required by law, the board of directors believes such action is desirable.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for fiscal year 2000 and the reviews of the financial statements included in our Forms 10-Q for such fiscal year were $113,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by KPMG LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2000.

ALL OTHER FEES

     The aggregate fees billed by KPMG LLP for professional services rendered other than as stated above were $556,446; $426,685 of which was related to our initial public offering in February 2000, and $129,761 of which was related to tax and other advisory work for our international operations. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE OUR INDEPENDENT ACCOUNTANTS.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2000, the board of directors met four times and took action by unanimous written consent five times. All of the directors attended 100% of the aggregate total number of meetings of the board of directors and meetings of committees of the board of directors on which they served. The board of directors has established a Compensation Committee and an Audit Committee which have certain responsibilities for our governance and management. We have no standing nominating or other committee performing similar functions. The board of directors as a whole acts as a nominating committee to select nominees for election as directors. The board of directors will consider nominees recommended by stockholders if submitted to the board in accordance with the procedures specified in our Amended and Restated Bylaws. The Bylaws provide that a stockholder seeking to nominate a candidate for election as a director at a meeting of the stockholders must provide notice of such nomination not less than 90 days prior to the meeting, and such notice must provide us with certain information regarding the nominee.

     Audit Committee. During 2000 the Audit Committee consisted of Mr. Katz, the chairman, Mr. Abraham and Mr. Crotty. In July 2000, Mr. Sinisgalli was elected to the Committee and replaced Mr. Crotty who resigned. The Audit Committee recommends the selection of our independent auditors, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our Proxy Statement and Annual Report) and the accounting standards and principles followed.

     Compensation Committee. During 2000 the Compensation Committee consisted of Mr. Crotty, the chairman, and Messrs. Abraham, Katz and beginning in July 2000, Mr. Sinisgalli. The Compensation Committee reviews the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning these matters to the board of directors. The Compensation Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan.

DIRECTORS' COMPENSATION

     Directors do not currently receive compensation for services performed in their capacity as directors. We reimburse each director for reasonable expenses they incur in attending board and committee meetings. In addition, non-employee directors are eligible to receive options to purchase our common stock under our Stock Incentive Plan. The board of directors determines the vesting schedule and exercise price for options granted to non-employee directors.

EXECUTIVE OFFICERS

     In addition to David Gould, the following individuals currently serve as our executive officers:

     Jon W. Ezrine, age 33, has served as Chief Financial Officer since April 1997 and was elected a Senior Vice President in January 2001. He also served as Secretary from April 1997 until September 2000. From June 1993 to March 1997, Mr. Ezrine served as Controller for SQL Financials, now Clarus Corporation, a software application vendor. Prior to that, Mr. Ezrine was employed by Arthur Andersen & Co. Mr. Ezrine is a certified public accountant.

     Jeffrey S. Ford, age 51, has served as Senior Vice President of Operations since January 2001, and served as Vice President of Operations from July 1998 until January 2001. Prior to that, Mr. Ford worked as an independent consultant from January 1998 to June 1998. From July 1989 to December 1997, Mr. Ford served in various management positions at Cyborg Systems, a leading software provider of human resources applications, most recently serving as Vice President of Global Development.

     Alain Livernoche, age 41, has served as the Senior Vice President of Worldwide Sales since January 2001 and served as Vice President of North American Sales from June 1998 until December 2000. From January 1997 to June 1998, Mr. Livernoche served as Vice President of Sales, Western Region for SQL Financials, now Clarus Corporation, a software application vendor. Prior to that, Mr. Livernoche served in various management positions at Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, most recently serving as Regional Vice President.

     Nancy Y. Treaster, age 39, has served as the Senior Vice President of Marketing since January 2001 and served as Vice President of marketing from April 1997 until January 2001. Prior to that, Ms. Treaster spent thirteen years with Dun & Bradstreet Software, now GEAC, a developer of enterprise solutions, serving in various management positions, most recently serving as Director, SmartStream Product Marketing/Management.

     Loren Wimpfheimer, age 36, has served as Senior Vice President of Strategic Development, General Counsel and Secretary since January 2001 and joined the Company in September 2000 as Vice President of Strategic Development, General Counsel and Secretary. From September 1996 until July 2000, he served as Vice President of Business Development and General Counsel of Harbinger Corporation, now Peregrine Systems, an infrastructure management company. From June 1993 until September 1996 Mr. Wimpfheimer was an associate with King and Spalding, LLC.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation we paid during the year ended December 31, 2000 to our Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for 2000 exceeded $100,000. These executive officers are referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                           ANNUAL COMPENSATION           SECURITIES
                                            FISCAL       ------------------------        UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION             YEAR         SALARY         BONUS(1)        OPTIONS(4)      COMPENSATION
     ---------------------------            ------       --------        --------       ------------     ------------
     David B. Gould ..................       2000        $250,000        $ 78,689           40,000        $267,681(5)
     Chairman, President and CEO .....       1999         206,235          30,384          422,226         110,654(6)

     Alain Livernoche
     Sr. Vice President, .............       2000        $153,125        $116,281(2)        51,000        $  1,666(7)
       Worldwide Sales ...............       1999         150,000          86,250(3)         9,000             979(8)

     Jon  W. Ezrine
     Sr. Vice President and ..........       2000        $135,000          62,950           33,700        $  1,627(7)
       Chief Financial Officer .......       1999         119,119          22,789           16,119             458(8)

     Jeffrey S. Ford .................       2000        $135,000        $ 53,163           33,700        $  1,635(7)
     Sr. Vice President, Operations...       1999         126,667          45,740           13,320             853(8)

     Nancy Y. Treaster ...............       2000        $135,000        $ 49,588           33,700        $  1,667(7)
     Sr. Vice President, Marketing....       1999         122,500          20,675           25,398             819(8)

------------------------

     (1)  Represents amounts earned under our incentive compensation programs.

     (2)  Reflects $116,281 paid for commissions earned during 2000.

     (3)  Reflects $76,250 paid for commissions earned during 1999.

     (4)  Reflects the grant of options to purchase Common Stock.

     (5) Represents $266,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment, $1,200 made to Mr. Gould's 401(k) account and $457 paid for disability insurance premiums on Mr. Gould's behalf.

     (6) Represents $109,385 paid to reimburse Mr. Gould for relocation expenses and $819 for disability insurance premiums paid on Mr. Gould's behalf.

     (7) Represents Company contributions to employee's 401(k) account and disability insurance premiums paid on behalf of said employee.

     (8) Represents disability insurance premiums paid on behalf of said employee.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all individual grants of stock options during the year ended December 31, 2000 to each of the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant. All of the options granted generally vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter, and have a term of 10 years. The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate of the future trading prices of the common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including our future performance, overall market conditions and the option holder's continued employment throughout the entire vesting period and option term, none of which are reflected in this table. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                                                        INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                     -------------------------------------------------------       VALUE AT ASSUMED
                                     NUMBER OF                                                   ANNUAL RATES OF STOCK
                                     SECURITIES   PERCENT OF TOTAL                              PRICE APPRECIATION FOR
                                     UNDERLYING   OPTIONS GRANTED                                     OPTION TERM
                                      OPTIONS     TO EMPLOYEES IN    EXERCISE OR   EXPIRATION   ----------------------
     NAME                             GRANTED       FISCAL YEAR      BASE PRICE       DATE         5%            10%
     ----                            ----------   ----------------   -----------   ----------   --------      --------
     David B. Gould
     Chairman, President .......       25,000           1.39%          $ 7.50       12/20/10    $117,918      $298,827
       and CEO .................       15,000            .83%          $ 6.56        4/14/10    $ 61,883      $156,824

     Alain Livernoche
     Sr. Vice President, .......       40,000           2.22%          $ 7.50       12/20/10    $188,668      $478,123
       Worldwide Sales .........       11,000            .61%          $ 6.56       04/14/10    $ 45,381      $115,004

     Jon Ezrine
     Sr. Vice President and ....       22,700           1.26%          $ 7.50       12/20/10    $107,069      $271,335
       Chief Financial Officer .       11,000            .61%          $ 6.56       04/14/10    $ 45,381      $115,004

     Jeffrey S. Ford
     Sr. Vice President, .......       22,700           1.26%          $ 7.50       12/20/10    $107,069      $271,335
       Operations ..............       11,000            .61%          $ 6.56       04/14/10    $ 45,381      $115,004

     Nancy Y. Treaster
     Sr. Vice President, .......       22,700           1.26%          $ 7.50       12/20/10    $107,069      $271,335
       Marketing ...............       11,000            .61%          $ 6.56       04/14/10    $ 45,381      $115,004


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 2000 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2000. The value realized column represents the difference between the estimated fair value of the purchased shares on the option exercise date, less the exercise price paid upon the exercise of the options. The value of unexercised in-the-money options column represents the December 31, 2000 closing price of $13.50 per share, less the exercise price payable upon exercise of these options.

                                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                        SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                       ACQUIRED                      OPTIONS AT FISCAL YEAR END           FISCAL YEAR END
                                          ON            VALUE        ----------------------------   -----------------------------
                                       EXERCISE        REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                                       --------       ----------     -----------    -------------   -----------     -------------
     David B. Gould
     Chairman, President
       and CEO ..................       120,399       $1,365,325       189,597          40,000       $2,187,318       $  254,100

     Alain Livernoche
     Sr. Vice President,
       Worldwide Sales ..........        50,000       $  320,000        53,664         142,150       $  672,418       $1,436,823

     Jon Ezrine
     Sr. Vice President and
       Chief Financial Officer ..        29,673       $  169,611        30,993          92,389       $  373,198       $  881,586

     Jeffrey S. Ford
     Sr. Vice President,
       Operations ...............            --               --        64,772         106,628       $  766,181       $1,046,648

     Nancy Y. Treaster
     Sr. Vice President,
       Marketing ................         2,500       $   39,700        52,234          74,745       $  667,616       $  687,190


EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     Generally, we do not enter into employment agreements with our employees. The employment relationships with each executive officer are "at will". However, we typically require each employee to enter into an agreement prohibiting the employee from disclosing or using any of our confidential or proprietary information without our permission and providing that the employee agrees to assign to us all inventions developed during the course of employment. In addition, the employee agrees not to solicit any of our customers or employees or to work for a competitor in defined geographical areas for a period of time after termination of his or her employment.

     However, we entered into a one-year employment agreement with David Gould, our Chairman, President and Chief Executive Officer, which has particular confidentiality and non-competition related provisions that survive longer than one year. This employment agreement was effective February 2, 1999, and was amended on August 3, 1999. Upon the expiration of the current term in August 2001, the agreement automatically renews for additional one-year terms until either party notifies the other of its intent to terminate the agreement. Under the agreement, Mr. Gould is entitled to receive a base salary of $225,000 per year and a discretionary bonus in the amount of up to $40,000 for the first year of employment. For fiscal 2000, Mr. Gould's base salary was adjusted to $250,000 per year and the discretionary bonus was adjusted to $50,000 at target. In addition to his base salary, Mr. Gould is entitled to receive supplemental bonuses totaling $360,000 between March 31, 2000 and March 31, 2002, regardless of continued employment. Mr. Gould also received on February 2, 1999, a stock option grant of 300,996 shares of common stock, exercisable at a price of $1.66 per share, under the terms of our Stock Incentive Plan. One-fifth of these options vested immediately and the remaining options vested over a four-year period beginning January 2,

2000; however vesting accelerated to February 2000 upon the completion of our initial public offering. Mr. Gould exercised 120,399 of these shares for $199,862 in cash on January 21, 2000. In the event Mr. Gould's employment is terminated without cause, or within six months of a change of control, and if he resigns for good reason, he is entitled to a severance payment equal to twelve times his monthly base salary. On August 3, 1999, Mr. Gould was also granted an option to acquire 112,230 shares of common stock exercisable at a price of $2.97 per share under our Stock Incentive Plan. These options vested immediately and Mr. Gould exercised his options with a payment made by a $334,000 promissory note having terms and arrangements regarding our reimbursement of Mr. Gould's interest payments that are similar to the terms and arrangements in the March 31, 1999 note described in the next paragraph.

     We also entered into a restricted stock award agreement with Mr. Gould effective March 31, 1999. Under the terms of this agreement, Mr. Gould purchased 879,763 shares of our common stock at a price of $1.66 per share and paid for these shares with a promissory note to us in the principal amount of $1,461,000. The note is currently due in February 2002 due to the completion of our initial public offering in February 2000, and interest accrues at a fixed rate of 6.41% per annum. Mr. Gould's employment agreement obligates us to reimburse him for all interest payments regardless of his employment with us (effectively no interest) and a supplemental bonus. Mr. Gould's note is a recourse obligation as to 25% of the principal and 100% of the interest. Of the purchased shares, 303,111 vested immediately upon employment and the balance originally vested over a period ending on February 2, 2003. The vesting of this grant accelerated to February 2000 upon the completion of our initial public offering.

     Addendums to the stock option agreements with each of the officers, provide, for specified periods of time, that stock options awarded to the executive officer will automatically vest if, upon a change in control, the executive officer's employment is terminated without good cause or the executive officer resigns for good reason.

STOCK OPTION AND OTHER COMPENSATION PLANS

     AMENDED AND RESTATED STOCK INCENTIVE PLAN

     We have an Amended and Restated Stock Incentive Plan, which is intended to promote our interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. We have reserved 6,274,800 shares of common stock for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of four types of awards: incentive stock options that qualify for tax benefits; non-qualified stock options; restricted stock awards; and stock appreciation rights.

     Our plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting of the awards. The term of a stock option granted under the plan generally may not exceed 10 years.

     Beginning on January 1, 2001, and on the first day of each following fiscal year, the plan authorizes the board of directors to automatically adjust the number of shares of common stock available for issuance under the plan so that the total number of shares reserved will equal the sum of:

     -    the aggregate number of shares previously issued under the plan;

     - the aggregate number of shares subject to outstanding options granted under the plan; and

     - 5% of the number of shares outstanding on the last day of the preceding fiscal year.

The maximum annual increase in the number of shares, however, shall not exceed 1,800,000 in any calendar year. In addition, the board of directors, at its discretion, may also issue a lower number of shares under this plan.

     As of December 31, 2000, there were options outstanding to purchase 3,798,483 shares of our common stock at a weighted average exercise price of $6.43 per share, 1,069,547 shares of our common stock had been issued upon exercise of options granted under this plan and 1,195,915 shares of restricted common stock had been issued. In addition, there were 210,855 shares of common stock that could be issued under the Stock Incentive Plan. A more detailed description of the Stock Incentive Plan is founder under the heading "Proposal 3 - Amendment to the Amended and Restated Stock Incentive Plan".

Employee Stock Purchase Plan

     We established the Witness Systems Employee Stock Purchase Plan ( the "ESPP") effective upon the completion of our initial public offering in February 2000. The ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code, allows employees to purchase our common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the ESPP is voluntary. Employees may participate by authorizing payroll deductions of 1% to 15% of their base pay for each payroll period. At the end of each six-month offering period, each participant will receive an amount of our common stock equal to the sum of that participant's payroll deductions during the period divided by 85% of the lower of the fair market value of the common stock at the beginning of the period, or the fair market value of the common stock at the end of the period. No employee may participate in the ESPP if such employee owns or would own after the purchase of options under the ESPP, 5% or more of the voting power of all classes of our stock.

     There are currently 990,000 shares of common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP automatically increase on the last trading day of the last month of each fiscal year, beginning with the fiscal year ended December 31, 2000 by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the ESPP. In addition, the board of directors, at its discretion, may also issue a lower number of shares under this plan. We are permitted under the ESPP to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the ESPP.

     401(k) Plan

     We maintain a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. An employee becomes eligible to participate in the 401(k) plan one month following their date of employment. Eligible employees may contribute a maximum of 20% of their pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit to the Plan. The percentage elected by more highly compensated participants may be required to be lower. Effective January 1, 2000, we began to match dollar-for-dollar, all employee contributions up to a maximum of $1,200 per year. During 2000, we made matching contributions of $203,520 to the 401(k) plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our Certificate of Incorporation and Bylaws provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and we shall indemnify our officers, employees and agents to the fullest extent permitted under Delaware law.

     Our Certificate of Incorporation also provides that our directors will not be personally liable to Witness Systems or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

     - any breach of the director's duty of loyalty to Witness Systems or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     - transactions from which the director derived an improper personal benefit.

     Any amendment, modification or repeal of these provisions will not eliminate or reduce the effect of these provisions for any act or failure to act, or any cause of action, suit or claim that would arise before the amendment, modification or repeal. If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. This limitation of liability does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     We entered into agreements to indemnify our executive officers and directors in addition to indemnification provided for in our amended and restated Certificate of Incorporation. These agreements, among other things, require us to indemnify these individuals against liabilities that arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

     Currently, we have purchased a directors and officers liability insurance policy with a maximum aggregate liability of $10 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the executive officers serves as a member of the boards of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act 1934 requires the directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. Based solely on a review of reports filed by theses individuals and representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2000, all applicable Section 16(a) filing requirements were met, except that Jeffrey S. Ford failed to timely report a transaction on a Form 4. This transaction has been reported on a Form 4 filed with the Commission.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     Our executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Crotty, the Chairman, Messrs. Abraham, Katz and beginning in July 2000, Mr. Sinisgalli. The Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee met two times during the year and acted by unanimous written consent one time.

     Our executive compensation policy, as implemented by the Compensation Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote our short-term and long-term financial performance and growth. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to our performance as a whole. In so doing, the policy strives to align the financial rewards to the executive officers with the financial interests of our stockholders.

     The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Compensation Committee, relative to our executive officers and management employees, are described below as to each of the foregoing components.

COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     Base Salary. Base Salary levels for each of the executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to us. In addition, the Compensation Committee generally takes into account our past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities. The base salaries of the executive officers for fiscal 2000 were not linked to specific Company performance criteria.

     Cash Bonuses. Annual cash bonuses are determined and paid to executives and management employees pursuant to our compensation plan for executive officers and other management employees. For each executive and management employee, the cash bonus is based in whole or in part upon the attainment of financial objectives for us as a whole or for the employee's area of responsibility. For 2000, these objectives were weighted 75% to the attainment of targeted revenue and 25% to the attainment of targeted operating income. The Compensation Committee believes that this weighting of revenue and operating income emphasizes our perception of the importance of increasing our market share in the rapidly growing market for software and services. Cash bonuses for executive officers and other management employees are targeted at ranges from 10% of base salary to 80% of base salary. The amount of the bonus payable to any executive officer or other management employee also depends on the level of our financial performance and other goals achieved. Since bonus payments are based in whole or in part on the degree in which we achieve our overall revenue and earnings per share goals, the compensation of executive officers and management employees is higher during years in which we meet or exceed our specified financial performance goals.

     Equity Incentives. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. Our Stock Incentive Plan provides the means through which executive officers and other management employees can build an investment in common stock which will align management's economic interests with the interests of our stockholders. Under the Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, we have issued stock options and restricted stock under the plan.

     For our fiscal year ended December 31, 2000, we granted options to Mr. Gould to purchase 40,000 shares, to Mr. Livernoche to purchase 51,000 shares, and to Messrs Ezrine, Ford and Treaster to purchase 33,700 shares. For fiscal 2001, the Compensation Committee intends to grant options to employees based upon our achievement of the plan objectives and the Compensation Committee's assessment of the individual's contribution to our performance.

     Executive officers may also be entitled to participate in our Employee Stock Purchase Plan on the same basis as our other employees. The plan commenced following completion of our initial public offering and is described under the heading "Stock Option and Other Compensation Plans."

     Other Benefits. Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group short-term and long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) Plan, including matching contributions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to our performance. David B. Gould has served as the Chief Executive Officer since February 1999. For the fiscal year ended December 31, 2000, Mr. Gould's compensation plan included an annual base salary of $250,000 and a bonus of $50,000 at target, based on our achievement of our financial objectives. Since we exceeded these objectives, and it was believed that Mr. Gould, and the rest of the executive officers, made strong contributions to our growth, Mr. Gould received a bonus of $78,689 for the 2000 fiscal year. In connection with the terms of the promissory notes between the Company and Mr. Gould, we paid $266,024 to reimburse Mr. Gould for interest payments under those notes and a supplemental bonus payment. During fiscal 2000, Mr. Gould was granted options to purchase 25,000 shares of our common stock at $7.50 per share and options to purchase 15,000 shares of our common stock at $6.56 per share.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that awards under the management incentive plan and the award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer's income to exceed the deductible limits.

                                                   Compensation Committee:


                                                   Thomas Crotty, Chairman
                                                   John Abraham
                                                   Joel Katz
                                                   Peter Sinisgalli

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the board of directors is comprised of Mr. Katz, the chairman, and Messrs. Abraham and Sinisgalli (beginning in July 2000.) Mr. Crotty served on the Audit Committee until July 2000, when he was replaced by Mr. Sinisgalli. Each member of the Audit Committee is an independent director in accordance with the National Association of Securities Dealer's standards. The Audit Committee has adopted a written charter approved by the board of directors, which is set forth in Annex C to this Proxy Statement.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, our independent auditors for 2000, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services is compatible with KPMG's independence.

Based on the considerations referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 and that KPMG be appointed independent accountants for the year 2001. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.



                                                      Joel Katz, Chairman
                                                      John Abraham
                                                      Peter Sinisgalli

PERFORMANCE GRAPH

     The following graph compares from the date of our initial public offering through December 31, 2000, the cumulative total stockholders return on our common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and with the JP Morgan H&Q Internet 100 Index. The graph assumes that $100 was invested on February 10, 2000 in each of our common stock, the NASDAQ Stock Market (U.S.) Index and the JP Morgan H&Q Internet 100 Index and assumes the reinvestment of dividends.

                                     [GRAPH]

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

CONVERSION OF PREFERRED STOCK

     In connection with our initial public offering in February 2000, each share of our Convertible Preferred Stock automatically converted into 1.8 shares of our common stock. In connection with this conversion we issued 7,858,717 shares of common stock to Battery Investment Partners IV LLC, Battery Ventures IV, L.P. and John Abraham, one of our directors, for the conversion of Series A and B Preferred Stock. Thomas Crotty, one of our directors, is associated with Battery Investment Partners IV, LLC and Battery Ventures IV, L.P. We also issued 2,385,050 shares to investors for the conversion of Series C Preferred Stock. The investors include JP Morgan Chase who, along with their affiliates, hold 5% or more of our capital stock.

REGISTRATION RIGHTS

     Some of our directors and holders of 5% or more of our stock were entitled to specified rights related to the registration of their shares under the Securities Act in connection with the initial public offering in February 2000.

COMMON STOCK PURCHASES AND SALES

     In March 1999, we issued 879,763 shares of restricted common stock to Mr. Gould in return for a promissory note of $1.5 million. In August 1999, Mr. Gould was granted and exercised options to acquire 112,230 shares of our common stock in exchange for a promissory note of $334,000. The notes effectively bear no interest and were accelerated to February 2002 upon the completion of our initial public offering in February 2000.

     On August 2, 1999, we sold 244,800 shares of restricted common stock, which consisted of 30,600 shares to each of the following officers: Mr. Gould, Mr. Ezrine, Mr. Ford, Mr. Livernoche, and Ms. Treaster. Each officer paid $90,950 for the shares by providing us with a full recourse promissory note. The notes bear interest of 7% payable in arrears annually and were due in full on July 31, 2003, with such maturity dates accelerated to February 2002 as a result of our initial public offering in February 2000. In addition, on August 2, 1999, we sold 24,395 shares of restricted common stock to Mr. Abraham for $72,401 in return for a full recourse promissory note. The note bears interest of 7% payable in arrears annually and was due in full on July 31, 2003, with such maturity date accelerated to February 2002 as a result of our initial public offering in February 2000.

POLICY ON FUTURE TRANSACTIONS

     Our board of directors has adopted a resolution whereby all future transactions with related parties, including any loans from us to our officers, directors and principal stockholders or their family members, must be approved by a majority of the board of directors including a majority of the independent and disinterested members of the board of directors or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                              STOCKHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a stockholder for consideration at the 2001 Annual Meeting of Stockholders must be received by us no later than December 18, 2001, if any such proposal is to be eligible for inclusion in our proxy materials for our 2001 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

     In order for a stockholder to bring any business or nominations before the 2001 Annual Meeting of Stockholders, certain conditions set forth in Section
2.12 of the Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days prior to the first anniversary of our annual meeting held in the prior year, or no later than February 19, 2002.

                               FORM 10-K EXHIBITS

     We have included with this Proxy Statement a copy of our Form 10-K report for fiscal year 2000, including the financial statements, schedule and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076.

                                  OTHER MATTERS

     The Management of Witness Systems is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,



                                          Loren Wimpfheimer
                                          Secretary

                                                                         ANNEX A

                           FIFTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WITNESS SYSTEMS, INC.

     WITNESS SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES as follows:

     1. The name of the corporation is Witness Systems, Inc. (the "Corporation") and the name under which the corporation was originally incorporated was "Witness Systems Delaware, Inc." The date of filing of its original Certificate of Incorporation with the Secretary of State was March 13, 1997.

     2. This Fifth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation as amended or supplemented heretofore to read in its entirety as follows:

     FIRST:   The name of the corporation is Witness Systems, Inc. (the
"Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: (a)   The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, which shall consist of (i) 50,000,000 shares of common stock, at a par value of one cent ($.01) per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, at a par value of one cent ($.01) per share ("Preferred Stock"). The following is a description of the limitations and relative rights of the respective classes of authorized capital stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the respective classes of authorized capital stock.

     A.    PREFERRED STOCK

     The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the board of directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

          (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement of sinking fund and, if so, the extent to and manner in which any such retirement of sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and other terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the taking of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations and restrictions thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative. The board of directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The board of directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     B.   COMMON STOCK

     B1. Priority. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

     B2. Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of options or warrants or conversion of the Preferred Stock) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

     B3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the board of directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     FIFTH: No holder of shares of stock of the Corporation shall have any preemptive or other right to receive any securities of the Corporation.

     SIXTH: The business and affairs of the Corporation shall be managed by and under the direction of the board of directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The board of directors shall be divided into three classes to be known as Class I, Class II and Class III. The Board shall, by resolution, determine who, among the members of the Board shall initially serve in each class. Except in the case of death, resignation, disqualification or removal, each Director shall serve for a term ending on the date of the third annual meeting of shareholder following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the 2000 annual meeting of shareholders, each initial Director in Class II shall hold office until the 2001 annual meeting of shareholders, and each initial Director in Class III shall hold office until the 2002 annual meeting of shareholders. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of Directors; provided, however, that there shall be no classification of additional Directors elected by the board of directors until the next meeting of shareholders called for the purposes of electing Directors, at which meeting the terms of all such additional Directors shall expire, and such additional Director positions, if they are to be continued, shall be apportioned amount the classes of Directors, and nominees therefor shall be submitted to the shareholders for their vote.

     SEVENTH: Except as may otherwise be set forth in Article Sixth above, each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the board of directors establishing such series. Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the Company's annual meeting held in the prior year; provided, however, that in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

          EIGHTH: Newly created directorships resulting from any increase in the number of directors, or any vacancies on the board of directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

          NINTH: Any director may be removed from office by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.

          TENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders. Notwithstanding the foregoing, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a 66 2/3% majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

          ELEVENTH: The Corporation is to have perpetual existence.

          TWELFTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide; stockholders shall only take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws.

          THIRTEENTH: For the purposes of this Certificate of Incorporation, the terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in
     Section 203(c) of the Delaware General Corporation Law.

          FOURTEENTH: The provisions set forth in this Article Fourteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Fifteenth and Sixteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of a sixty-six and two-thirds percent (66 2/3%) majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

          FIFTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fifteenth and Sixteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fourteenth hereof.

     SIXTEENTH: To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

     No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the Corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law. The rights to indemnification and advancement of expenses conferred by this Article Sixteenth shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Such rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or office of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law, as amended and in effect from time to time.

     If a claim under this Article Sixteenth is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to it final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law.

     If the Delaware General Corporation Law hereafter is amended to permit the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article Sixteenth shall be broadened to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     SEVENTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the board of directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

     EIGHTEENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

     NINETEENTH: This Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporate Law of the State of Delaware.

                                                                         ANNEX B

The Plan is hereby amended by deleting Section 3 of the Plan in its entirety and substituting in lieu thereof the following:

                                   SECTION 3.

     SHARES SUBJECT TO STOCK INCENTIVES

     The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Nine Million One Hundred Fifty-Nine Thousand Three Hundred and Twenty Five (9,159,325), plus (1) an annual amount for each calendar year beginning with the calendar year that begins on January 1, 2002, such that the total number of Shares reserved for issuance under this Plan will be equal to the sum of (A) the aggregate number of Shares previously issued under this Plan; (B) the aggregate number of Shares subject to outstanding options granted under this Plan; and (C) 10% of the aggregate number of Shares outstanding on the last day of the preceding calendar year, or (2) such lower amount as may be determined by the Board in its sole discretion; provided, however, that in no event shall the increase in the number of Shares from one fiscal year to the next exceed Three Million (3,000,000); all as adjusted pursuant to Section 11. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a non-ISO under Section 8 shall not again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of one million (1,000,000) in any calendar year.

                                                                         ANNEX C

                              WITNESS SYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

     The Audit Committee is a committee of the board of directors. Its primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control which management and the board of directors have established to preserve the Company's assets, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

     1. Provide an open avenue of communications between the independent accountants, the Audit Committee and the board of directors.

     2. Review and reassess the adequacy of the Committee's written charter annually.

     3. Recommend to the board of directors the independent accountants to be nominated, evaluate the performance of and approve the compensation for the independent accountant periodically, and, where appropriate, review and approve the discharge of the independent accountants. The independent accountants are ultimately accountable to the board of directors and the Audit Committee.

     4. Confirm and assure the independence of the independent accountants, including a review of management consulting services and related fees provided by the independent accountant and actively engaging in a dialogue with the independent accountants with respect to any undisclosed relationships or services that may impact their objectivity or independence. Obtain from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between them and the Company.

     5. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     6. Review, in consultation with the independent accountants, the audit scope and plan of the financial statement audits, including the review of the Company's Quarterly Reports on Form 10-Q prior to the Company's filing such reports with the Securities and Exchange Commission.

     7.       Review with the independent accountants:

              a. The adequacy of the Company's internal controls, including computerized information system controls and security.

              b. Any related significant findings and recommendations of the independent accountants and management's response thereto.

     8. Review with management and the independent accountants at the completion of the annual audit:

              a. The Company's annual financial statements and related footnotes, prior to release to shareholders.

              b. The independent accountants audit of the financial statements and the related report thereon.

              c.       Any significant changes required in the audit plan.

              d. Any serious difficulties or disputes with management encountered during the course of the audit.

              e. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

              f.       Any changes in accounting principles or FASB's.

     9. Review legal and regulatory matters that may have a material impact on the financial statements and related Company compliance policies.

     10. Meet as needed with the independent accountants and management in separate executive sessions to discuss matters that the Committee believes should be discussed privately. The independent accountants should have sufficient opportunity to initiate meetings with the Audit Committee without management present

     11. Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate, including any recommendations to ensure the independence of the independent accountants.

     12. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

     13. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Minutes of the Audit Committee shall be submitted to the board of directors.

     14. The Committee will perform such other functions and prepare such other reports, as assigned by law or required under applicable stock exchange regulations, the Company's bylaws, or the board of directors.

     15.      Composition of the Audit Committee:

              a. The membership of the Audit Committee shall consist of at least two independent members of the board of directors and no more than one non-independent member of the board of directors, who shall serve at the pleasure of the board of directors.

              b. Each member must be financially literate (as such qualification is interpreted by the board of directors in its business judgement) and at least one member shall have accounting or related financial management expertise.

     16.      An audit committee member cannot:

              a. have been an employee (including non-employee executive officer) of the Company or any of its affiliates in the three years preceding their appointment to the Audit Committee;

              b. have been a consultant or partner, controlling shareholder or executive officer of an entity doing business with the Company in the three years preceding their appointment to the Audit Committee unless the board of directors determines in its business judgement that the relationship does not interfere with the director's exercise of independent judgement;

              c. have been employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee; or

              d. be an immediate family member of an individual who was an executive officer of the Company in the past three years.

Audit Committee members and the Committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the Audit Committee are in addition to duties set out for a member of the board of directors.

     17. Prepare a written report, to be published in the Company's proxy statement and/or information statement, to the extent required under any applicable securities laws and stock exchange regulations.

                             WITNESS SYSTEMS, INC.
                          300 Colonial Center Parkway
                                   Suite 600
                             Roswell, Georgia 30076

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David B. Gould, Loren B. Wimpfheimer and Jon
W. Ezrine, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Witness Systems, Inc. held of record by the undersigned on April 9, 2001, at the annual meeting of Shareholders to be held on May 29, 2001 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       (Please date and sign on reverse)
                          (Continued on reverse side)

                          (Continued from other side)

The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" the named nominee in Proposal 1 and "FOR" Proposals 2-4.

                          I PLAN TO ATTEND MEETING [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR NAMED NOMINEE" IN PROPOSAL 1 AND "FOR" PROPOSALS 2-4

1 -- Election of Nominee

  FOR Nominee listed at right              WITHHELD                    NOMINEE:                     PETER SINISGALLI
                                 For Nominee listed at right
              [ ]                            [ ]

2 -- Approval of the amendment and restatement of the Company's Certificate of Incorporation;

                 [ ] FOR           [ ] AGAINST      [ ] ABSTAIN

3 -- Approval of the amendment to the Company's Amended and Restated Stock Incentive Plan;

                 [ ] FOR           [ ] AGAINST      [ ] ABSTAIN
4 -- Approval of the selection of KPMG LLP as independent public accounts of the Company for the fiscal year ending December 31, 2001:

                 [ ] FOR           [ ] AGAINST      [ ] ABSTAIN

           PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

                                                  Dated
                                                  ------------------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Please mark, date and sign as
                                                  your name appears above and
                                                  return in the enclosed
                                                  envelope.